UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 15, 2006

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Universal Health Services, Inc. (the “Company”) approved the issuance of 200,000 restricted shares of the Company’s Class B Common Stock to Alan B. Miller, the Company’s Chief Executive Officer and Chairman of the Board, pursuant to the Company’s Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan. Subject to the Company’s attainment of a reported earnings per diluted share from continuing operations of $2.60 or greater for 2006, 50% of the shares of restricted stock will vest on each of March 15, 2007 and March 15, 2008 if Mr. Miller remains employed by the Company through each applicable vesting date. In the event that Mr. Miller’s employment with the Company is terminated by reason of disability, retirement or death, that portion of shares of restricted stock that would have otherwise vested within three months (or, in the case of death, twelve months) after the date of such termination will vest. Continuing operations shall mean the Company’s net income before taxes as reported in its audited consolidated financial statements for the relevant fiscal year, adjusted to eliminate, with respect to such fiscal year write downs, significant litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported Company results, extraordinary, unusual or non-recurring items, effects of financing activities, restructuring expenses, non-operating items, acquisition expenses, gains/losses from divestitures that would be reported as discontinued operations, expenses and insurance recoveries that are the direct result of a major casualty or natural disaster.

In addition, on March 15, 2006, the Committee approved the repurchase, at the original purchase price of $.01 per share, of 200,000 shares of Class B restricted stock previously issued to Alan B. Miller on March 11, 2005 as a result of the Company’s failure to achieve the 2005 earnings per share from continuing operations target required under the terms of the original grant of such restricted stock.

On March 15, 2006, the Committee certified the level of attainment of the 2005 performance goals under the Executive Incentive Plan and authorized the payment of an annual incentive bonus to Alan B. Miller, the Company’s President and Chief Executive Officer, in the amount of $549,000, in respect of the year ended December 31, 2005. Consistent with previous years, the amount of Mr. Miller’s annual incentive bonus was determined as a percentage of his annual salary based on the achievement of corporate performance criteria, and equaled 46% of his annual base salary for 2005.

On March 15, 2006, the Committee certified the level of attainment of the 2005 performance goals under the Executive Incentive Plan and authorized the payment of an annual incentive bonus to Debra K. Osteen, the Company’s Senior Vice President, in the amount of $280,000, in respect of the year ended December 31, 2005. Consistent with previous years, the amount of Ms. Osteen’s annual incentive bonus was determined as a percentage of her annual salary based on the achievement of divisional and corporate performance criteria, and equaled 81% of her annual base salary for 2005.

On March 15, 2006, the Committee certified the level of attainment of the 2005 performance goals under the Executive Incentive Plan and authorized the payment of an annual incentive bonus to Steve G. Filton, the Company’s Senior Vice President and Chief Financial Officer, in the amount of $114,000, in respect of the year ended December 31, 2005. Consistent with previous years, the amount of Mr. Filton’s annual incentive bonus was determined as a percentage of his annual salary based on the achievement of corporate performance criteria, and equaled 31% of his annual base salary for 2005.

On March 15, 2006, the Committee certified the level of attainment of the 2005 performance goals under the Executive Incentive Plan and authorized the payment of an annual incentive bonus to Richard C. Wright, the Company’s Vice President of Development, in the amount of $46,000 in respect of the year ended December 31, 2005. Consistent with previous years, the amount of Mr. Wright’s annual incentive bonus was determined as a percentage of his annual salary based on corporate and acquisition performance criteria and equaled 18% of his annual base salary for 2005.

On March 15, 2006, the Committee approved specific bonus formulae for the determination of annual incentive compensation for the Company’s executive officers pursuant to the Executive Incentive Plan in respect of the year ending December 31, 2006. Under the formulae approved by the Committee, each of the Company’s executive officers was assigned a percentage of such executive officer’s 2006 base salary as a target bonus. The following table shows each executive officer’s target bonus as a percentage of his or her base salary for 2006:

Name	Title	Target Award
Alan B. Miller	President, Chief Executive Officer &	75%
	Chairman of the Board

Steve G. Filton	Senior Vice President & Chief
	Financial Officer	50%

Kevin J. Gross	Senior Vice President	50%

Debra K. Osteen	Senior Vice President	50%

Richard C. Wright	Vice President Development	40%

Pursuant to the 2006 Executive Incentive Plan and the formulae approved by the Committee, each executive officer will be entitled to receive between 0% and 250% of that executive officer’s target bonus based, either entirely or in part, on the Company’s achievement of a combination of: (i) a specified range of target levels of earnings per share from continuing operations and (ii) a specified range of target levels of return on capital (net income divided by quarterly average net capital) for the year ending December 31, 2006. In addition, with respect to Mr. Gross, Ms. Osteen and Mr. Wright, 25% of their annual incentive bonus for 2006 will be determined using the corporate performance criteria described above and the remaining 75% will be determined using divisional performance criteria based on achievement of specified pre-tax income targets or, with respect to Mr. Wright, based on the achievement of specified operating income targets of designated acquired facilities. Continuing operations shall be subject to the adjustments set forth above in paragraph one.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Universal Health Services, Inc. Restricted Stock Purchase Agreement dated as of March 15, 2006, by and between Universal Health Services, Inc and Alan B. Miller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HEALTH SERVICES, INC.

Date: March 15, 2006	By:	/s/ ALAN B. MILLER
	Name:	Alan B. Miller
	Title:	President and Chief Executive Officer

	By:	/s/ STEVE FILTON
	Name:	Steve Filton
	Title:	Senior Vice President and Chief Financial Officer